Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S‑8 No. 333‑181750, 333‑188967, 333-196157, 333-204544, 333‑211673 and 333-218225) pertaining to the 2012 Equity Incentive Plan of Axcelis Technologies, Inc.,

(2)	Registration Statement (Form S‑8 No. 333‑49726) pertaining to the Employee Stock Purchase Plan of Axcelis Technologies, Inc.,

(3)	Registration Statement (Form S‑8 No. 333‑49768) pertaining to the 2000 Stock Plan of Axcelis Technologies, Inc.,

(4)	Registration Statements (Form S‑8 No. 333‑120356) pertaining to the 2000 Stock Plan and 2012 Equity Incentive Plan, and

(5)	Registration Statement (Form S-3 No. 333-217192) pertaining to the registration of up to $75,000,000 of common stock, preferred stock, warrants, debt securities and units;

of our reports dated March 11, 2019, with respect to the consolidated financial statements and schedule of Axcelis Technologies, Inc. and the effectiveness of internal control over financial reporting of Axcelis Technologies, Inc. included in this Annual Report (Form 10-K) of Axcelis Technologies, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 11, 2019